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                         INVESTMENT MANAGEMENT AGREEMENT
                           PUBLICLY TRADED SECURITIES

This Investment Management Agreement (the "Agreement") is made as of the 15th day of August, 1992, by and between Midland Savings Bank FSB, a federal stock association having its principal office at 606 Walnut Street, Des Moines, Iowa 50309 ("Midland") and Central Life Assurance Company, an Iowa corporation having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 ("Central").

WHEREAS, in the course of the operation and administration of the business of Midland, Midland desires Central to perform certain investment management services; and

WHEREAS, Central is prepared to provide such services to Midland on the basis described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Central and Midland do hereby agree as follows:

1.   SERVICES.

During the term of this Agreement, Central shall provide Midland with the investment services with respect to certain publicly traded securities as described in this Agreement:

     (a) Review and make recommendations upon Midland's Asset/Liability Committee's investment strategy on a monthly basis.

     (b) Meet with Midland's Asset/Liability Committee monthly, or more often as necessary to:

          (i) review Midland's current portfolio of publicly traded securities;

          (ii)  review investment activity during the prior month;

          (iii) make recommendations for repositioning and changes in publicly traded securities;

          (iv)  review geographic and other diversification factors;

          (v) discuss the forecast of interest rate movement and the economic outlook and investment alternatives;

     (c) monitor publicly traded securities with respect to potential rating changes and provide reports to Midland's Chief Investment Officer; and

     (d) monitor mortgage backed securities with respect to currently anticipated prepayments and their impact on yield and diversification and report to Midland's Asset/Liability Committee and provide reports to Midland's Chief Investment Officer.

Keith Gunzenhauser, the Executive Vice President of Finance at Central, or another qualified employee of Central designated by him, shall attend meetings of Midland's Asset/Liability Committee and shall furnish the recommendations and reports described above or if necessary during periods between meetings shall furnish such information to


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Midland's Chief Investment Officer. The recommendations and reports will be prepared by the investment staff of Central based on investment analysis of the investment staff of Central or third party contractors, including Bankers Trust Company, New York, New York.

2.  INVESTMENT GUIDELINES.

Midland's Asset/Liability Committee shall be responsible for approving and establishing the investment strategy and guidelines on a monthly basis or more often as necessary consistent with the Investment Policy approved by Midland's Board of Directors and the applicable regulations of the Office of Thrift Supervision. The Asset/Liability Committee shall furnish Central monthly, or more often as necessary, with investment guidelines in writing for the following month. This information shall include the cash available for investments, the types and quality of publicly traded securities in which investments are to be made, and their acceptable range of maturities and interest rates (hereinafter called "Eligible Securities"). Eligible Securities covered by this Agreement shall be limited to "Eligible Investments" described in the Investment Policy of Midland under the caption "Eligible Investments" other than those described under the subcaptions "Loan Portfolio" and "Other Securities Portfolio".

3.  AUTHORIZATION.

Central shall be authorized to select and purchase Eligible Securities for Midland's account that are consistent with the investment guidelines approved by the Asset/Liability Committee for the applicable period. Within the written investment guidelines approved by the Asset/Liability Committee Central shall have discretion to select the specific Eligible Securities for purchase. Central shall execute purchases only through an approved primary, regional and national bank security dealer listed in Exhibit "A" to the Investment Policy of Midland approved by its Board of Directors. Each investment transaction will be prepared on a Security Transaction Form in the form attached to the Investment Policy of Midland signed by one of the authorized employees of Central listed on
Schedule 1 attached hereto. The Security Transaction Form will be delivered by Central to the Accounting Department of Midland for the preparation of a journal voucher and, if applicable, a wire transfer form. After a transaction is completed, the transaction shall be supported by a Confirmation Form from the appropriate dealer involved. A Safekeeping Receipt shall also be received and delivered to the Accounting Department of Midland. Central acknowledges that it is the policy of Midland to keep the investment functions separate from the safekeeping functions. For all Eligible Securities, Central shall utilize the safekeeping service of the Federal Home Loan Bank, the Federal Reserve Bank, or a correspondent bank of Midland which has been preapproved by Midland. Whenever Eligible Securities are purchased or sold, payment will be made at time of delivery. No exception to the transaction procedure, including safekeeping requirements, shall be authorized. All transactions will be entered and balanced under the supervision of the Chief Financial Officer of Midland.

4.   DOCUMENTATION AND REPORTS.

Upon execution of an investment transaction, the authorized employee of Central preparing the Security Transaction Form must document on the form the following:

     (a) identify Midland's intent to hold the security as an investment, hold it for sale, or trade the security, based on Midland's written monthly investment strategies and guidelines.


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     (b) comment on how the transaction fits Midland's current investment policy and strategy and the Eligible Security guidelines approved by the Asset/Liability Committee at its prior meeting.

     (c) discuss the purpose and/or reasons for the transaction.

Central shall provide to the Asset/Liability Committee a report of all transactions initiated during the prior period and furnish the Asset/Liability Committee with a report on how the specific transactions fit Midland's investment policy and the Asset/Liability Committee's strategy, the Eligible Securities guidelines approved by the Asset/Liability Committee, and the purpose and/or reasons for the specific transactions and deliver any and all supporting documentation including, but not limited to: prospectus, geographic concentrations, WAC's, WAM's, cash flows, and shock tests.

5.   APPROVAL OF TRANSACTIONS; UNAUTHORIZED TRADES.

The Asset/Liability Committee shall be responsible for approving, in arrears, the specific transactions initiated by Central pursuant to the authority provided in this Agreement. In the event any specific transaction initiated by Central fails to comply with the applicable requirements of this Agreement Central shall be liable therefore, and Central shall immediately take corrective action to restore Midland to the same position as if Central's failure to comply had not occurred.

6.   ADEQUATE STAFF AND PORTFOLIO SERVICES.

During the term of this Agreement, Central shall maintain adequate staff, support services and facilities as may be necessary to perform its responsibilities under this Agreement. Central's Executive Vice President of Finance, Keith Gunzenhauser, shall manage and coordinate the services to be performed by Central under this Agreement. Central may engage Bankers Trust Company, New York, New York, or another qualified institution, to provide certain investment portfolio services regarding Midland's portfolio of mortgage backed securities.

7.   ANCILLARY SERVICES

Subject to the limitations described in this Agreement, the parties agree that any ancillary or support services necessary to, or in the usual and customary manner and in the normal course of business associated with, the specific services described in this Agreement shall be deemed to be included, and governed by this agreement unless specifically excluded.

8.   MODIFIED SERVICES

The parties agree that upon forty-five (45) days prior written notice to Midland, Central may modify the services described in this Agreement, provided that:

     (a) such modified services shall be the equivalent to or better than the services being replaced; and

     (b) Midland consents to the modified services, its consent not to be unreasonably withheld.

9.   RECORDS OF MIDLAND.

The parties agree that all documentation and reports relating to the services provided under this agreement, regardless of who provides the services, will be considered records of



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Midland and subject to regulatory confidentiality requirements and open to examination by the appropriate employees and agents of Midland. This documentation and reports shall be available for examination by the appropriate regulatory agencies.

10.  COMPENSATION

In connection with the services to be performed under this Agreement, Midland shall compensate Central by paying to Central the following:

     (a) A monthly fee of $3,000, payable in arrears, and

     (b) An amount equal to four basis points per annum of the principal amount as of month end of Midland's mortgage backed securities for the services relating to Midland's portfolio of mortgage backed securities.

Midland shall be responsible for payment of all investment transaction amounts, including all fees and costs payable to third parties, including but not limited to safekeeping agents and dealers.

Bills shall be rendered within fifteen (15) days after the last day of the month and payment shall be remitted within fifteen (15) days after receipt of a proper bill. Adjustments for errors on previous billings and for a final statement shall be made no more than sixty (60) days after this Agreement terminates. If Midland determines that the services performed by Central fail to comply with the requirements of this Agreement or that billings are in excess of those provided for in this Agreement, Midland shall be authorized to withhold payment until the work has been remedied or the billings substantiated or adjusted appropriately.

11.  TERM OF AGREEMENT.

Unless this Agreement is otherwise terminated according to its provisions, Central shall be obligated to provide, and Midland shall be obligated to pay for, the services described in this Agreement for a period of up to twelve (12) months after the effective date as defined below (hereinafter referred to as the "Service Period") and from month to month thereafter until terminated in accordance with the provisions of this Agreement and any extension period. The parties may by mutual consent agree to extend the service period for either a definite or indefinite period ("Extension Period").

12.  TERMINATION.

Except as otherwise provided in this Agreement, during the Service Period or any Extension Period either Central or Midland may terminate this Agreement for any reason as to all its respective services, or may terminate any specific services provided hereunder, upon sixty (60) days prior written notice to the other party, and Midland may by notice terminate this Agreement immediately in the event Central breaches any of its representations, warranties, covenants, agreements or any other obligation of Central hereunder. This Agreement, or any service provided hereunder, may be terminated or substantially reduced at any time by mutual consent of the parties. The termination of any one or more of, but less than all, services provided hereunder by Central shall not be deemed to terminate this Agreement in its entirety.

13.  MISCELLANEOUS.

This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.



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This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement. Amendments to this Agreement shall not be effective unless in writing and signed by the duly authorized representative of the party against whom enforcement of the amendment is sought.

Any notice or other communication given pursuant to this Agreement shall be given in writing to the other party at the address stated herein or at such other address as such parties shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one (1) business day after sending by telefacsimile or similar electronic means.

No delay or failure by either party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other party for all expenses, including reasonable attorney's fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party. Nothing herein contained is intended to confer upon any person, other than the parties and their respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than the services contemplated to be provided by Bankers Trust Company.

14.  EFFECTIVE DATE.

This Agreement shall become effective August 15, 1992.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year last above written.

                                             CENTRAL LIFE ASSURANCE
                                             COMPANY



                                             By /s/ Keith Gunzenhauser
                                                ------------------------------
                                                Keith Gunzenhauser, Executive
                                                Vice President of Finance

                                             MIDLAND SAVINGS BANK FSB



                                             By /s/ Randall C. Bray
                                                -----------------------------
                                                Randall C. Bray, President




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                                    AMENDMENT
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                           PUBLICLY TRADED SECURITIES


     The Investment Management Agreement (the "Agreement") dated the 15th day of August, 1992 between Midland Savings Bank FSB, a federal stock association ("Midland") and Central Life Assurance Company, an Iowa Corporation ("Central") is hereby amended as of April 1, 1994 in the following respect:

1. Midland has requested additional services from Central and Central has agreed to supply the additional services as outlined in Exhibit "A", a memo addressed to Michael Buck from Marsha Yelick dated March 15, 1994.

     In connection with additional services to be performed, paragraph 10 of the Agreement is amended by deleting sub-paragraph (a). Sub-paragraph (b) becomes the only sub-paragraph after the phrase "by paying to Central the following:" and is amended by deleting from the first line the word "four" and inserting in lieu thereof, the word "ten."

2. Schedule 1 is amended by removing the name "Kathy Beyer" and inserting in lieu thereof, the name "Marsha Yelick."

3.   This Amendment shall become effective April 1, 1994.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year last above written.


                                        CENTRAL LIFE ASSURANCE COMPANY

                                        BY: /s/ Keith Gunzenhauser
                                            ---------------------------------
                                            Keith Gunzenhauser
                                            Executive Vice President-Finance


                                        MIDLAND SAVINGS BANK FSB
                                        BY: /s/ Alfred P. Moore
                                            ---------------------------------
                                            Alfred P. Moore
                                            President


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